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                                                                   EXHIBIT 10.12

                           CHANGE OF CONTROL AGREEMENT


         This Change of Control Agreement (this "Agreement") is entered into and deemed effective as of ____ __, 200_, by and between Grant Prideco, Inc., a Delaware corporation (the "Company"), and _________(the "Employee").

                                   WITNESSETH:

         WHEREAS, the Employee has accepted an offer of employment with the Company as Vice President and Chief Financial Officer; and

         WHEREAS, the terms of employment with the Company included an agreement with the Employee that in the event there were to be a Change of Control (as defined below) of the Company within three years from the date hereof, the Employee would be entitled to certain enhanced severance benefits if the employment of the Employee is terminated by the Company without Cause (as defined below) or by the Employee for Good Reason (as defined below).

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1.       Certain Definitions.

                  (a) "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 1(c)) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

                  (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three year(s) after such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Employee that the Change of Control Period shall not be so extended.

                  (c) A "Change of Control" shall mean:

                      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:


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                          (A) any acquisition directly from the Company; or

                          (B) any acquisition by the Company; or

                          (C) any acquisition by any employee benefit plan (or
related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                          (D) any acquisition by any corporation pursuant to a
transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(c); or

                      (ii) Individuals, who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                      (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

                      (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (d) "Board" shall mean the Board of Directors of the Company.

         2. Employment Period. The Company hereby agrees that the Company or an affiliated company will continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company or an affiliate subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").


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         3.       Terms of Employment.

                  (a) Position and Duties. During the Employment Period, (i) the Employee's position shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (ii) the Employee's services shall be performed at the Company's principal executive offices in Houston, Texas or other locations less than 50 miles from downtown Houston, Texas.

                  (b) Compensation.

                           (i) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Annual Base Salary") at least equal to the annual base salary payable to the Employee by the Company and/or its affiliated companies immediately preceding the Effective Date; provided, however, that notwithstanding the foregoing, the Employee's Annual Base Salary shall be subject to any company-wide salary reduction that takes effect during the Employment Period. During the Employment Period, the Annual Base Salary shall be reviewed from time to time on the same basis as similarly situated employees; provided, however, that a salary increase shall not necessarily be awarded as a result of such review. Any increase in Annual Base Salary may not serve to limit or reduce any other obligation to the Employee under this Agreement. Annual Base Salary shall not be reduced after any such increase. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                           (ii) Annual Bonus. The Employee shall be eligible for an annual bonus (the "Annual Bonus") for each fiscal year ending during the Employment Period on the same basis as other key employees under the Company's annual incentive programs.

                           (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to the Employee's peer key employees of the Company and its affiliated companies. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                           (iv) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible to participate in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to the Employee's peer key employees of the Company and its affiliated companies.

                           (v) Fringe Benefits. During the Employment Period, the Employee shall be entitled to (A) payment of professional association dues, payment of state professional taxes and a car allowance and (B) such other fringe benefits as in effect generally at any time thereafter with respect to the Employee's peer key employees of the Company and its affiliated companies.

                           (vi) Vacation. During the Employment Period, the Employee shall be entitled to at least three weeks paid vacation or such greater amount of paid vacation as may be applicable to the Employee's peer key employees of the Company and its affiliated companies.


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                           (vii) Deferred Compensation Plan. During the
         Employment Period, the Employee shall be entitled to continue to participate in any deferred compensation or similar plans in which the Employee was participating in prior to the Employment Period subject to such changes thereto as may be necessary to reflect the effect of the Change of Control.

         4.       Termination of Employment.

                  (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with
Section 11(b) of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective 30 days after receipt of such notice by the Employee (the "Disability Effective Date"), provided that within the 30-day period after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 180 calendar days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative.

                  (b) Cause. The Company may terminate the Employee's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                      (i) the failure of the Employee to perform the Employee's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Company that specifically identifies the manner in which the Employee has not performed the Employee's duties;

                      (ii) the engaging by the Employee in illegal conduct or misconduct that is materially and demonstrably injurious to the Company;

                      (iii) the conviction of the Employee of a crime involving moral turpitude;

                      (iv) the misappropriation by the Employee of funds of the Company or one of the its affiliates;

                      (v) the disparagement by the Employee of the Company or one of its affiliates or of management thereof; or

                      (vi) any conduct that is materially detrimental to the Company as determined in good faith by the Board of Directors of the Company, so long as the Employee has received prior written notice that such conduct is materially detrimental to the Company and will be grounds for termination for "cause".

                  For purposes of this provision, no act, or failure to act, on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company.


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


                  (c) Good Reason. The Employee's employment may be terminated by the Employee during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (iii) the Company's requiring the Employee to be based at any office or location other than as provided in Section 3(a)(ii) hereof or the Company's requiring the Employee to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                           (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

                           (v) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

                  For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

                  (d) Notice of Termination. Any termination during the Employment Period by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of the Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date, in the case of a notice by the Company, shall be not more than 30 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" shall mean:

                           (i) if the Employee's employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

                           (ii) if the Employee's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination; and


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                           (iii) if the Employee's employment is terminated by
         reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

         5.       Obligations of the Company Upon Termination.

                  (a) Good Reason; Other than For Cause, Death or Disability. If, during the Employment Period, the Company terminates the Employee's employment other than for Cause, death or Disability, or the Employee terminates employment for Good Reason:

                           (i) The Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                    (A) the sum of (1) the Employee's Annual
                  Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the highest Annual Bonus received by the Employee over the preceding three year period and (II) the Annual Bonus that would be payable in respect of the current fiscal year, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Employee under a plan sponsored by the Company (together with any accrued interest or earnings thereon), and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                                    (B) an amount equal to three times the sum
                  of (i) the then current Annual Base Salary of the Employee and
                  (ii) the Highest Annual Bonus; and

                                    (C) an amount equal to the total of the
                  employer basic and matching contributions credited to the Employee under the Company's 401(k) Savings Plan (the "401(k) Plan") and any other deferred compensation plan during the 12-month period immediately preceding the month of the Employee's Date of Termination multiplied by three, such amount to be grossed up so that the amount the Employee actually receives after payment of any federal or state taxes payable thereon equals the amount first described above; and

                                    (D) an amount equal to three times the total
                  amount of all fringe benefits received by Employee on an annualized basis.


                           (ii) For a period of three years from the Employee's Date of Termination or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Employee and/or the Employee's family equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iv) of this Agreement if the Employee's employment had not been terminated; provided, however, that with respect to any of such plans, programs, practices or policies requiring an employee contribution, the Employee shall continue to pay the monthly employee contribution for same, and provided further, that if the Employee becomes re-employed by another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;


                                       6
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                           (iii) To the extent not theretofore paid or provided,
         the Company shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or that the Employee is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                           (iv) The foregoing payments are intended to compensate the Employee for a breach of the Company's obligations and place Employee in substantially the same position had the employment of the Employee not been so terminated as a result of a breach by the Company. The payments shall be in lieu of any other severance payments that might be due to the Employee under the Company's severance and other similar plans.

                  (b) Death. If Employee's employment is terminated by reason of the Employee's death during the Employment Period, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee's estate or beneficiaries, as applicable, in a lump sum in cash within 30 days after the Date of Termination.

                  (c) Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days after the Date of Termination.

                  (d) Cause; Other Than for Good Reason. If the Employee's employment is terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than the obligation to pay to the Employee (x) his or her Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Employee, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Employee voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days after the Date of Termination subject to such other options or restrictions as provided by law.

         6. Other Rights. Except as provided hereinafter, nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Except as provided hereinafter, amounts that are vested benefits or that the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement. It is expressly agreed by the Employee that he or she shall have no right to receive, and hereby waives any entitlement to, any severance pay or similar benefit under any other plan, policy, practice or program of the Company. In addition, if the Employee has an employment or similar agreement with the Company at the Date of Termination, he or she agrees that he or she shall have the right to receive all of the


                                       7
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benefits provided under this Agreement or such other agreement, whichever one, in its entirety, the Employee chooses, but not both agreements, and when the Employee has made such election, the other agreement shall be superseded in its entirety and shall be of no further force and effect. The Employee also agrees that to the extent he or she may be eligible for any severance pay or similar benefit under any laws providing for severance or termination benefits, such other severance pay or similar benefit shall be coordinated with the benefits owed hereunder, such that the Employee shall not receive duplicate benefits.

         7.       Full Settlement.

                  (a) No Rights of Offset. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Employee or others.

                  (b) No Mitigation Required. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment.

                  (c) Legal Fees. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or the Employee of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereto (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         8.       Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Employee is entitled to a Gross-Up Payment, but that the Employee, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Employee resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such


                                       8
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Gross-Up Payment and the assumptions to be utilized in arriving at such determination shall be made by Arthur Andersen LLP or, as provided below, such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days after the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Employee within five days after the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

                  (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment (or an additional Gross-Up Payment) in the event the IRS seeks higher payment. Such notification shall be given as soon as practicable, but no later than ten business days after the Employee is informed in writing of such claim, and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (i) give the Company any information reasonably requested by the Company relating to such claim,

                           (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

                           (iv) permit the Company to participate in any proceedings relating to such claims; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such costs and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall


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         advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 8(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         9. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies, provided that it shall not apply to information that is or shall become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement), information that is developed by the Employee independently of such information, or knowledge or data or information that is disclosed to the Employee by a third party under no obligation of confidentiality to the Company. After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

         10.      Successors.

                  (a) This Agreement is personal to the Employee and shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to (i) assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and (ii) issue to the Employee substantially similar options to purchase shares of equity in such successor in replacement of options held by the Employee to purchase shares of common stock of the Company. As used in this Agreement, "Company"


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


shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

         11.      Miscellaneous.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                         If to the Employee:


                  If to the Company:     Grant Prideco, Inc.
                                         1450 Lake Robbins Drive, Suite 600
                                         The Woodlands, Texas 77380
                                         Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Employee's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


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         IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                                    --------------------------------------------




                                    GRANT PRIDECO, INC.



                                    By
                                       -----------------------------------------
                                      Curtis W. Huff
                                      President and Chief Executive Officer



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